UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 6, 2013

Commission File Number:  001-8402

ISC8 Inc.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
33-0280334
(IRS Employer Identification No.)

151 Kalmus Drive, Suite A-203, Costa Mesa, California 92626
(Address of principal executive offices)

(714) 444-8753
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modifications to Rights of Security Holders.

On September 6, 2013, ISC8 Inc. (the "Company") filed Certificates of Elimination with the Delaware Secretary of State effecting the elimination of the Certificates of Designations of the Rights, Preferences, Privileges and Limitations of the Company's Series A-1 10% Cumulative Convertible Preferred Stock (the "Series A-1 Preferred"), Series A-2 10% Cumulative Convertible Preferred Stock (the "Series A-2 Preferred"), and Series C Convertible Preferred Stock ("Series C Preferred"). As of September 6, 2013, no shares of Series A-1 Preferred, Series A-2 Preferred or Series C Preferred were outstanding. The Certificates of Elimination are attached to this report as Exhibits 4.1, 4.2 and 4.3, and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISC8 Inc.

Date:   October 16, 2013
By:	/s/ John Vong

Name: John Vong
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-4.1	Certificate of Elimination of the Series A-1 10% Cumulative Convertible Preferred Stock of ISC8 Inc.
EX-4.2	Certificate of Elimination of the Series A-2 10% Cumulative Convertible Preferred Stock of ISC8 Inc.
EX-4.3	Certificate of Elimination of the Series C Convertible Preferred Stock of ISC8 Inc.